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Exhibit 21

Subsidiaries of the Companies

Tonkin Springs Gold Mining Company, a Colorado corporation
U.S. Environmental Corporation, a Colorado corporation
US Gold Alberta ULC, an Alberta corporation
McEwen Mining Alberta ULC, an Alberta corporation
US Gold Canadian Acquisition Corporation, an Alberta corporation
McEwen Mining Minera Andes Acquisition Corporation, an Alberta corporation
Minera Andes Inc., an Alberta corporation
Nevada Pacific Gold Ltd, a British Columbia corporation
Tone Resources Limited, a British Columbia corporation
White Knight Resources Ltd., a British Columbia corporation
International Copper Inc., a British Columbia corporation
Nevada Pacific Gold (Yukon) Ltd., a Yukon corporation
Tonkin Springs LLC, a Delaware limited liability company
Tonkin Springs Venture Limited Partnership, a Nevada limited partnership
Pangea Resources, Inc., an Arizona corporation
Compania Minera Pangea S.A. de C.V., a Mexican corporation
Oro De Soluta S.A. De C.V., a Mexican corporation
Nevada Pacific Gold (US) Inc., a Nevada corporation
Tone Resources (US) Inc., a Nevada corporation
White Knight Gold (US) Inc., a Delaware corporation
WKGUS LLC, a Nevada limited liability company
Golden Pick LLC, a Nevada limited liability company
NPGUS LLC, a Nevada limited liability company
Ticup LLC, a Nevada limited liability company
Minera Andes UK Ltd., an English & Wales corporation
Minera Andes USA Inc., a Washington corporation
International Copper Mining Inc., a Cayman corporation
New World Mining Inc., a Cayman corporation
Metal Explorations Inc., a Cayman corporation
Los Azules Mining Inc., a Cayman corporation
San Juan Copper Inc., a Cayman corporation
Minera Andes Mining Inc., a Cayman corporation
Minera Andes Santa Cruz Inc., a Cayman corporation
Latin America Exploration Inc., a Cayman corporation
Minera Andes Gold Inc., a Cayman corporation
Minera Andina S.A., an Argentinean corporation
Andes Corporation Minera S.A., an Argentinean corporation
Las Yaretas S.A., an Argentinean corporation
Minera Andes S.A., an Argentinean corporation
Minera Santa Cruz S.A., an Argentinean corporation
Minandes S.A., an Argentinean corporation

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  Exhibit 21
Subsidiaries of the Companies